- --------------------------------------------------------------------------------

                                BELL SPORTS CORP.

                                       TO

                          HARRIS TRUST AND SAVINGS BANK

                                     TRUSTEE

                                   ----------

                             SUPPLEMENTAL INDENTURE


                           DATED AS OF AUGUST 17, 1998


                                       TO


                                    INDENTURE


                          DATED AS OF NOVEMBER 15, 1993

                                   ----------

                                   $86,250,000


               4 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2000

- --------------------------------------------------------------------------------

     This   SUPPLEMENTAL   INDENTURE,   dated  as  of  August  17,   1998  (this
"Supplemental Indenture"), is executed by Bell Sports Corp., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Trustee"), to amend the Indenture, dated as of November 15, 1993 (the "Indenture"), between the Company and the Trustee, pursuant to which the Company issued $86,250,000 aggregate principal amount of 4 1/4% Convertible Subordinated Debentures due November 15, 2000 (the "Securities").

     WHEREAS, the Indenture provides that a Holder of a Security may convert it into Common Stock at any time prior to the close of business on November 15, 2000;

     WHEREAS, the Company has entered into an Agreement and Plan of Recapitalization and Merger, dated as of February 17, 1998, as amended as of April 8, 1998 (the "Merger Agreement"), with HB Acquisition Corporation, a Delaware corporation ("HB Acquisition"), providing for, among other things, the merger (the "Merger") of HB Acquisition with and into the Company, with the Company continuing as the surviving corporation;

     WHEREAS, the Merger Agreement also provides for the conversion of each share of Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than (i) shares of Common Stock held by HB Acquisition or shares of Common Stock held directly or indirectly by the Company and (ii) shares of Common Stock held by individuals perfecting appraisal rights) into the right to receive $10.25 in cash;

     WHEREAS, the Effective Time of the Merger was ________ on Monday, August 17, 1998;

     WHEREAS, Section 1211 of the Indenture provides that, in the case of any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock of the Company), the Person resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201 of the Indenture, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such merger;

     WHEREAS, the Conversion Price has never been required to be adjusted as provided in Section 1204 of the Indenture;

     WHEREAS, the Company is the surviving corporation in the Merger and the Person obligated to deliver cash upon conversion of the Securities;

     WHEREAS, Section 901 of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, without the consent of any Holder, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Twelve thereof;

and

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee execute this Supplemental Indenture without the consent of any Holder pursuant to Sections 901 and Article Twelve of the Indenture and agree as follows:

     1. Section 1201 of the Indenture is amended to read in its entirety as follows:

SECTION 1201. CONVERSION PRIVILEGE AND CONVERSION PRICE.

     Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into a right to receive cash in an amount (the "Conversion Amount") determined by dividing the principal amount to be converted by the conversion price of $54.06 (the "Conversion Price"), rounding the quotient to the nearest 1/100th and multiplying that quotient (as so rounded) by $10.25. Such conversion right shall expire at the close of business on November 15, 2000; provided, that in case a Security or portion thereof is called for redemption or delivered for repurchase to Article Fourteen, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Redemption Date or the Repurchase Date (as defined in Article Fourteen), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase. No further adjustments shall be made to the Conversion Price.

     2. Section 1202 of the Indenture is amended to read in its entirety as follows:

SECTION 1202. EXERCISE OF CONVERSION PRIVILEGE.

     In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice of conversion in the form provided on the Security (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (the "Interest Period") shall (except in the case of Securities or portions thereof called for redemption on a Redemption Date during such Interest Period) be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion; provided, however, that no such payment need be made if there shall exist a default in payment of interest on the Securities as of the Date of Conversion (as defined in the next paragraph). Subject to the provisions of Section 307 relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Security called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date notwithstanding the conversion of such Security after such Regular Record Date and prior to such Interest Payment Date, and the Holder converting such Security need not include a payment of such interest payment amount upon surrender of such Security for conversion. Except as provided in the two preceding sentences and subject to the fourth paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion. All payments required by this paragraph to be made by Holder upon the surrender of Securities for conversion shall be made in New York Clearing House funds or other funds acceptable to the Company.

     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions (the "Date of Conversion"), and at such time the rights of the Holders of such Securities as Holders shall cease. As promptly as practicable on or after the Date of Conversion, the Company shall deliver a check in payment of the Conversion Amount, without interest, at such office or agency.

     In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

     3. Section 1206 of the Indenture is amended to read in its entirety as follows:

SECTION 1206. NOTICE OF CERTAIN TRANSACTIONS.

     In case of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to
Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days prior to the applicable effective date, a notice stating the date on which such dissolution, liquidation or winding up is expected to become effective.

     4. The Indenture is amended to delete Sections 1203, 1204, 1205, 1207, 1208, 1209 and 1211.

     5. Section 205 of the Indenture is amended to read in its entirety as follows:

SECTION 205. FORM OF CONVERSION NOTICE.

     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into an amount in cash in accordance with the terms of the Indenture, and directs that the check deliverable in payment upon such conversion and any Securities representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If Securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
      ------------------------------    ----------------------------------------
                                                       Signature

If cash is to be delivered or           Principal amount to be converted (if
Securities are to be registered         less than all):
in the name of a Person other           $_____.00
than the Holder, please print such
Person's name and address:

                                        ----------------------------------------
                                                Social Security or other
                                             Taxpayer Identification Number

- ------------------------------------
Name

- ------------------------------------
Street Address

- ------------------------------------
City, State and Zip Code

     6. The Registrar shall imprint or otherwise affix conspicuously on every Security authenticated and issued in exchange or substitution for an outstanding Security that is presented for exchange or registration of transfer a legend and a Notice of Conversion in substantially the following form:

          PURSUANT TO A SUPPLEMENTAL INDENTURE, DATED AS OF AUGUST 17, 1998, THE RIGHT TO CONVERT THIS SECURITY INTO COMMON STOCK HAS BEEN CHANGED INTO A RIGHT TO CONVERT IT INTO A CASH AMOUNT DETERMINED BY DIVIDING THE PRINCIPAL AMOUNT TO BE CONVERTED BY THE CONVERSION PRICE OF $54.06, ROUNDING THE QUOTIENT TO THE NEAREST 1/100TH, AND MULTIPLYING THAT QUOTIENT (AS SO ROUNDED) BY $10.25. NO FURTHER ADJUSTMENT SHALL BE MADE TO THE CONVERSION PRICE.

                              NOTICE OF CONVERSION

     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into an amount in cash in accordance with the terms of the Indenture, and directs that the check deliverable in payment upon such conversion and any Securities representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If Securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
      ------------------------------    ----------------------------------------
                                        Signature


If cash is to be delivered or           Principal amount to be converted (if
Securities are to be registered         less than all):
in the name of a Person other           $_____.00
than the Holder, please print such
Person's name and address:


                                        ----------------------------------------
                                                Social Security or other
                                             Taxpayer Identification Number

- ------------------------------------
Name

- ------------------------------------
Street Address

- ------------------------------------
City, State and Zip Code

     7. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the capitalized terms and phrases used in this Supplemental Indenture that are defined in the Indenture have the meanings attributed to them in the Indenture, and the definitions of those terms and phrases contained in the Indenture are incorporated by reference in this Supplemental Indenture; and (ii) the words "herein," "hereof," "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section of it.

     8. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and shall execute the trust created by the Indenture, as so amended, but only upon the terms and conditions set forth in the Indenture, as so amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture, as so amended. Without limiting the generality of the foregoing, the Trustee (a) has no responsibility for the correctness of the recitals of fact set forth in this Supplemental Indenture, which are statements only of the Company, (b) makes no representations as to the validity or sufficiency of this Supplemental Indenture and (c) shall incur no liability or responsibility in respect of any invalidity of this Supplemental Indenture.

     9. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and its terms, conditions and provisions remain in full force and effect.

     10 . This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

     11. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Illinois.

     12. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        BELL SPORTS CORP.


                                        By: /s/ Terry G. Lee
                                            ------------------------------------
                                        Name:  Terry G. Lee
                                        Title: Chairman and Chief Executive
                                               Officer


Attest:

/s/ Linda K. Bounds
- -----------------------------------
Linda K. Bounds
Secretary


                                        HARRIS TRUST and SAVINGS BANK,
                                        AS TRUSTEE


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


Attest:


- -----------------------------------

STATE OF ARIZONA     )
                     )  ss:
COUNTY OF MARICOPA   )

     On this ____ day of August, 1998, before me a Notary Public in and for said country and state, personally appeared _____________________ and ____________________, to me personally known and known to me to be the same persons who executed the within foregoing instrument, who, being by me duly sworn, did depose, acknowledge and say: That they are, respectively, the ______________________ and _____________________ of Bell Sports Corp., one of
the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; and that the seal affixed to said instrument is the seal of said corporation; that said instrument was signed and sealed on behalf of the said corporation by authority of its Board of Directors; and they acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this day of ______________, 1998.



                                        ----------------------------------------
                                        NOTARY PUBLIC


                                        My Commission Expires: __________

[Notarial Seal]

STATE OF ILLINOIS    )
                     )  ss:
COUNTY OF COOK       )

     On this ____ day of _____________, 1997, before me, a Notary Public in and for said country and state, personally appeared _________________________ and ______________________, to me personally known and known to me to be the same persons who executed the within foregoing instrument, who, being by me duly sworn, did depose, acknowledge and say: That they are, respectively, the ______________________ and ___________________, of Harris Trust and Savings
Bank, an Illinois banking corporation described in and which executed the foregoing instrument; that they know the seal of said association; and that the seal affixed to said instrument is the seal of said association; that said instrument was signed and sealed on behalf of the said association by authority of its Board of Directors; and they acknowledged the execution of said instrument to be the voluntary act and deed of said association by it voluntarily executed.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this day of ______________, 1998.



                                        ----------------------------------------
                                        NOTARY PUBLIC


                                        My Commission Expires: __________

[Notarial Seal]